Exhibit 10.2

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of November 17, 2016, is entered into by and between First Interstate BancSystem, Inc., a Montana corporation (“Parent”) and the undersigned (the “Shareholder”), a shareholder of Cascade Bancorp, an Oregon corporation (the “Company”).

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, between Parent and the Company, the Company will be merged with and into Parent, with Parent as the surviving corporation (the “Merger”);

WHEREAS, as of the date of this Agreement, the Shareholder owns beneficially or of record, and has the power to vote or direct the voting of, certain shares of common stock, no par value, of the Company (“Common Stock”) (all such shares, the “Existing Shares”); and

WHEREAS, as a condition and inducement for Parent to enter into the Merger Agreement, Parent has required that the Shareholder, in his, her or its capacity as a shareholder of the Company, enter into this Agreement, and the Shareholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

a.	Term. “Term” means the period of time beginning on the Closing Date and ending two (2) years after the Closing Date.

b.	Beneficial Ownership. For purposes of this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	Effectiveness; Termination. This Agreement shall be effective upon signing. If (a) the Merger Agreement is terminated for any reason in accordance with its terms or (b) the Board of Directors withdraws, modifies or qualifies or fails to make the Company Board Recommendation and the Requisite Company Vote does not become the affirmative vote of the holders of at least 75 percent of the Company Common stock for any reason, this Agreement shall automatically terminate and be null and void and of no effect; provided that (i) this Section 2, Section 3 and Sections 9 through 14 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.	Confidential Information. During the Term, the Shareholder shall not use or disclose any confidential information of Parent or the Company obtained by such person while serving as a director or officer of the Company except to the extent such disclosure is required by a judicial or other governmental order. For purposes of this Agreement, “confidential information” means any information and material of or relating to Parent or the Company or any of their subsidiaries which is non-public or confidential, including proprietary information and trade secrets, and any and all information disclosed to or known by the Shareholder as a consequence of his or her employment or services as a director or officer with the Company which is not generally known outside the Company, but does not include (a) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure; (b) information that was in the Shareholder’s possession prior to serving as a director or officer or information received by the Shareholder from another person without any limitations on disclosure, but only if the Shareholder had no reason to believe that the other person was prohibited from using or disclosing such information by a contractual or fiduciary obligation; or (c) information that was independently developed by the Shareholder without using or referencing any confidential information of Parent or the Company.

4.

Voting Agreement. From the date hereof until the earlier of (a) the final adjournment of the Company Meeting and (b) the termination of this Agreement in accordance with its terms (the “Support Period”), the Shareholder irrevocably and unconditionally hereby agrees, that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause all of his, her or its Existing Shares and all other shares of Common Stock or voting securities over which such Shareholder has acquired beneficial or record ownership after the date hereof and the power to vote or direct the voting of (including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any Company Equity Awards) or otherwise) (together with the Existing Shares, the “Shares”), which such Shareholder owns or controls as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement and in favor of any advisory, non-binding compensation proposal set forth in the Joint Proxy Statement and submitted to the shareholders of the Company in connection with the Merger, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement, or (2) prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger; provided, that the foregoing applies solely to the Shareholder in his or her capacity as a shareholder and, to the extent the Shareholder serves as a member of the board of directors or as an officer of the Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Shareholder solely in the Shareholder’s capacity as such a director or officer and not in violation of the Merger Agreement. For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity holding Shares for which the Shareholder serves in any partner, shareholder or trustee capacity. To the extent the Shareholder does not control, by himself, herself or itself, the determinations of such shareholder entity, the Shareholder agrees to exercise all voting or other determination rights such Shareholder has in such shareholder entity to carry out the intent and purposes of his, her or its support and voting obligations in this paragraph and otherwise set forth in this Agreement. The Shareholder covenants and agrees that, except for this Agreement, such Shareholder (x) has not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to the Shares and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of this Agreement. The Shareholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate the provisions and agreements set forth herein.

5.	Transfer Restrictions Prior to the Merger. The Shareholder hereby agrees that such Shareholder will not, during the Support Period, without the prior written consent of Parent, directly or indirectly, offer for sale, sell, transfer, assign, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein, including the right to vote any Shares, as applicable (a “Transfer”); provided, that the Shareholder may (i) Transfer Shares for estate planning or philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement and the Shareholder provides at least two (2) days’ prior written notice (which shall include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Agreement), in which case the Shareholder shall remain responsible for any breach of this Agreement by such transferee, or (ii) surrender Shares to the Company in connection with the vesting, settlement or exercise of Company Equity Awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Company Options, the exercise price thereon.

6.

Representations of the Shareholder. The Shareholder represents and warrants to Parent as follows: (a) the Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Shareholder or the performance of his or her obligations hereunder; (c) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or the Shares (including under the articles of incorporation and bylaws of the Company), nor require any authorization, consent or approval of, or filing with, any Governmental Entity; (d) the Shareholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) and has the power to vote or direct the voting of the Shares; (e) the Shareholder beneficially owns the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws); (f) the Shareholder has read and is familiar with the terms of the Merger Agreement; and (g) as of the date hereof, the Shareholder is the record or beneficial owner of, and has the power to vote or direct the voting of, the Shares identified on the signature page hereto. The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of his or her obligations under this Agreement. The Shareholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this Agreement.

7.	Publicity. The Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger, including in the S-4, the Joint Proxy Statement or any other filing with any Governmental Entity made in connection with the Merger, the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligations under this Agreement. The Shareholder agrees to notify Parent as promptly as practicable of any inaccuracies or omissions in any information relating to the Shareholder that is so published or disclosed.

8.

Entire Agreement; Assignment. The recitals are incorporated as a part of this Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than, if the Shareholder is an officer of the Company, with respect to any employment agreement between the Shareholder and the Company or its affiliates. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest of Parent, but no such assignment shall relieve Parent of its obligations hereunder.

9.	Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and the Shareholder hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. The Shareholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Shareholder irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

10.	Governing Law. This Agreement is governed by, and shall be interpreted in accordance with, the laws of the State of New York, without regard to any applicable conflict of law principles.

11.	Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) if to the Shareholder, to the address or facsimile number, as applicable, set forth in Schedule A hereto, and if to Parent, in accordance with Section 9.5 of the Merger Agreement.

12.	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

13.

Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Parent and the Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15.	Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

[Signature pages follow]

SIGNED as of the date first set forth above:

FIRST INTERSTATE BANCSYSTEM, INC.

By

[Additional Signatures on Next Page]

SHAREHOLDER:

NUMBER OF SHARES BENEFICIALLY OWNED:

SCHEDULE A

Shareholder Information

Name, Address and Facsimile Number for Notices